Exhibit 10.1

AMENDMENT TO LICENSE AGREEMENT

This Amendment to License Agreement (the “Amendment”) is effective and entered into as of July 29, 2008 by and between BRACCO INTERNATIONAL BV, a corporation duly organized and existing under the laws of The Netherlands, having its registered office at Strawinskylaan 3051, 1077 ZX Amsterdam, (hereinafter referred to as “BRACCO”) and ACUSPHERE INC., a corporation organized and existing under the laws of the State of Delaware, U.S.A (hereinafter referred to as “ACUS”)

ACUS and BRACCO may each be alternatively referred to herein individually as a “Party” or collectively as the “Parties”)

WHEREAS, the Parties are parties to that certain License Agreement dated as of June 1, 2006, (the “Agreement”) pursuant to which ACUS has licensed certain of BRACCO’s patents; and

WHEREAS, the Parties desire to amend the consideration provisions under Section 3.01 of the Agreement and to add a new provision to Article III.

NOW, THEREFORE, in consideration of the foregoing and the covenants, acknowledgements and representations contained in this Amendment, the Parties hereby agree as follows:

ARTICLE I.  DEFINITIONS

1.1                                 Definitions. All capitalized terms used and not defined herein shall have the meanings ascribed to them under the Agreement.

ARTICLE II.  AMENDMENT TO CONSIDERATION

2.1                                 Amendment.  Section 3.01(ii) of the Agreement is hereby amended in its entirety to read as follows:

(ii)                                  non-refundable sum of Euro 100,000.00 (one hundred thousand) in immediately available funds within five business days after the acceptance by FDA (US Food and Drug Administration) of NDA (New Drug Application) filing package relating to the Licensed Product, and 400,000.00 (four hundred thousand) on the first anniversary of such acceptance by FDA (US Food and Drug Administration) of NDA (New Drug Application) filing package relating to the Licensed Product;

ARTICLE III. AMENDMENT TO CONSIDERATION

3.1                                 The following Section will be added to Article III as Section 3.08 to read as follows:

3.8                                 Improvements. ACUS hereby grants to BRACCO a perpetual non-exclusive and royalty-free right and license within the Field (as defined in the Agreement) to use and exploit any intellectual property (including, without limitation, trade secrets, know-how, research, studies, technology, computer software and related documentation and source code) which ACUS may, starting from the Effective Date (i.e. June 1, 2006), directly or indirectly, develop that relates to, or to the use or performance of, the Licensed Patents (the “Improvements”). At this respect, during the term of the Agreement, ACUS will promptly disclose to BRACCO fully and in writing all Improvements authored, conceived or reduced to practice by ACUS and all patent applications filed by ACUS, or on ACUS’ behalf, that relates to, or to the use or performance of, the Licensed Patents.

ARTICLE IV. MISCELLANEOUS

4.1Effect on Agreement.  This Amendment amends the Agreement.  The Agreement remains in full force and effect and remains unchanged except as expressly amended hereby.  If there is any inconsistency between the terms of this Amendment and the terms of the Agreement, the terms of this Amendment shall control.

4.2Entire Agreement.  The Agreement, as amended by this Amendment, sets forth all the licenses, covenants, promises, agreements, warranties, representations, conditions, and understandings between the Parties hereto and supersede all prior agreements and understandings between the Parties relating to the subject matter hereof.  The Agreement, as amended by this Amendment, including, without limitation, the Exhibits attached thereto, is intended to define the full extent of the legally enforceable undertakings of the Parties hereto.

IN WITNESS WHEREOF, the undersigned Parties have duly executed and delivered this Amendment as of the date first written above.

BRACCO INTERNATIONAL BV		Acusphere, Inc.

By:	/s/ Diana Bracco	By:	/s/ Sherri C. Oberg

Name:	Diana Bracco	Name:	Sherri C. Oberg

Title:	Director Bracco Holdings BV	Title:	President and Chief Executive Officer

Date:	July 29, 2008	Date:	July 29, 2008